UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Helix Energy Solutions Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

HELIX ENERGY SOLUTIONS GROUP, INC.

400 North Sam Houston Parkway East

Houston, Texas 77060

Telephone: (281) 618-0400

SUPPLEMENT TO THE

PROXY STATEMENT

For The

2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 7, 2013

The purpose of this supplement to the proxy statement of Helix Energy Solutions Group, Inc., filed with the Securities and Exchange Commission on March 28, 2013, relating to our 2013 Annual Meeting of Shareholders to be held on Tuesday, May 7, 2013, is to correct an inadvertent error in the number of shares of common stock outstanding and entitled to vote as of the close of business on March 11, 2013, the record date for the Annual Meeting. The actual number of shares of common stock outstanding and entitled to vote as of the close of business on the record date was 105,914,066.

The date of this supplement to the proxy statement is April 18, 2013